SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant  (x)

Filed by a party other than the Registrant  ( )


Check the appropriate box:

( )     Preliminary Proxy Statement

( )     Definitive Proxy Statement

( )     Definitive Additional Materials

( )     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              HOLLY PRODUCTS, INC.
              (Name of Registrant as Specified in its Charter)

                              HOLLY PRODUCTS, INC.
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
(x)     No filing fee required.
( )     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i) or 14a-6(j)(2).
( )     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
( )     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.     Title of each class of securities to which transaction applies:
     _____________________________________________________________________

     2.     Aggregate number of securities to which transaction applies:
     _____________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     _____________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:
     _____________________________________________________________________

( ) Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
     _____________________________________________________________________

     2.     Form, Schedule or Registration Statement No.:
     _____________________________________________________________________

     3.     Filing Party:
     _____________________________________________________________________

     4.     Date Filed:
     _____________________________________________________________________

                            HOLLY PRODUCTS, INC.
                        200 Monument Road, Suite 10
                            Bala Cynwyd, PA 19004


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                      November 25, 1996


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of HOLLY PRODUCTS, INC., a New Jersey Corporation (the "Company"), will be held at the Marriott Hotel, 888 Chesterbrook Boulevard, Wayne, Pennsylvania on December 20, 1996, at 11:00 a.m., local time, for the following purposes:

1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified;

2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Holly Holdings, Inc.";

3. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to reflect a one-for-ten reverse split of the Company's Common Stock;

4. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 to 150,000,000;

5. To consider and act upon a proposal to approve the Company's 1996 Stock Option Plan;

6. To consider and act upon a proposal to issue five pre-split shares of the Company's Common Stock in exchange for one share of the Company's Series D Preferred Stock and to amend the Company's Certificate of Incorporation to delete any reference to, or any provision for, the class of authorized stock designated as Series D Preferred Stock;

7. To ratify the selection of Moore Stephens CPA's to act as the Company's Independent Certified Public Accountants for the fiscal year ending March 31, 1997;

8. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on November 19, 1996 as the record date for the Meeting. Only holders of record of the Company's Common Stock and Series Z Preferred Stock on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting for proposals 1, 2, 3, 4, 5 and 7. Only holders of record of the Company's Series D Preferred Stock on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at the Meeting for proposal number 6. A separate proxy card is contained herein for the Series D Preferred shareholders for a vote on proposal number 6.

Please sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

     THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE
REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENLCOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS
OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.


                              By Order of the Board of Directors


                              Larry S. Berman
                              Chairman,CEO & Secretary

                              Holly Products, Inc.
                          200 Monument Road, Suite 10
                             Bala Cynwyd, PA 19004
                         ______________________________

                                PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                               December 20, 1996
                         _______________________________

                                 INTRODUCTION

     This Proxy Statement is being furnished to shareholders by the Board of Directors of Holly Products, Inc., a New Jersey Corporation (the "Company"), in connection with the solicitation of the accompanying Proxy for use at the 1996 Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Marriott Hotel, 888 Chesterbrook Boulevard, Wayne, Pennsylvania, on Friday, December 20, 1996 at 11:00 a.m., local time, or at any adjournments thereof.

     One of the proposals to be considered at the Meeting, proposal number 6, involves a transaction which will cause the Company's Series D Preferred Stock to no longer be listed on the Boston Stock Exchange or be quoted on an interdealer quotation system of a national securities association.
Accordingly the recipient of this Proxy Statement is advised that:

     (A) THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     (B)     NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN
APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is November 25, 1996.

                     RECORD DATE AND VOTING SECURITIES

     Only Shareholders of record at the close of business on November 19,
1996, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof. As of the close of business on the Record Date, there were outstanding 46,162,215 shares of the Company's common stock, no par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There were 1,013,628 shares of Series Z Preferred Stock, $.25 par value outstanding ("Series Z Preferred Stock"). Each outstanding share of Series Z Preferred Stock is convertible into 50 shares of Common Stock and therefore entitled to fifty votes. Additionally, there were 389,975 shares of Series D Preferred Stock, no par value ("Series D Preferred Stock"), outstanding.  Each outstanding share of Series D Preferred Stock is only permitted to vote on proposal 6.
The Common Stock, Series Z Preferred Stock and Series D Preferred Stock are
collectively referred to herein as "Capital Stock".   There was no other class
of voting securities of the Company outstanding on the Record Date.

     The holders of Common Stock and Series Z Preferred Stock vote together as a single class on proposal 1, 2, 3, 4, 5 and 7 addressed at the Annual Meeting. The holders of the outstanding shares of Common Stock and Series Z Preferred Stock, considered as one class, entitled to cast a majority of votes represented by such shares, present in person or by proxy, will constitute a quorum at the Meeting for purposes of voting on proposal 1, 2, 3, 4, 5 and
7. The holders of the outstanding shares of Series D Preferred Stock entitled to cast a majority of votes represented by such shares, present in person or by proxy, will constitute a quorum at the Meeting for purposes of voting on proposal 6.

     The affirmative vote of a plurality of the shares of Common Stock and Series Z Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote, is required for the approval of
proposal 1, 2, 3, 4, 5 and 7.   The affirmative vote of a majority of the
shares of Series D Preferred Stock present in person or represented by proxy and entitled to vote, is required for the approval of proposal 6.

     All votes will be tabulated by the inspector of election appointed at the Meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for Director, abstentions and broker non-votes. Authority withheld will be counted toward the tabulation of the votes cast on the election of Directors and will have the same effect as a negative vote. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting.

                            VOTING OF PROXIES

     Shares of Capital Stock entitled to vote at the Meeting represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy of the holders of Common Stock and Series Z Preferred Stock, the Proxy represented thereby will be voted (i) for the election as Directors of the persons who have been nominated by the Board of Directors; (ii) for the amendment to the Company's Certificate of Incorporation to change the name of the Company; (iii) for the amendment to the Company's Certificate of Incorporation to effect a one-for-ten reverse split of the Company's Common Stock; (iv) for the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock; (v) for the Company's 1996 Stock Option Plan;
(vi) for the selection of Moore Stephens CPA's to act as the Company's Independent Certified Public Accountants for the fiscal year ending March 31, 1997; and (vii) for any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxy. If no specification is indicated on the Proxy of the Series D Preferred Shareholders, the Proxy represented thereby will be voted for the proposal to amend the Company's Certificate of Incorporation to eliminate the Company's Series D Preferred Stock. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

                           SECURITY OWNERSHIP

     The following table sets forth information concerning ownership of the Company's Common Stock and Series D Preferred Stock, as of November 19, 1996, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock and Series D Preferred Stock, each director, each executive officer and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for five percent shareholders, directors and executive officers of the Company is 200 Monument Road, Suite 10, Bala Cynwyd, PA 19004. As of November 19, 1996 there were 46,162,615 shares of Common Stock outstanding and 389,975 shares of Series D Preferred Stock outstanding.

                                       Shares Beneficially
                                             Owned

                                                     Series D
                            Common                   Preferred
Name (1)                    Stock          Percent    Stock          Percent

Larry S. Berman(2)(4)      16,566,163      27.4%        0              ---
Cary Berman(2)(5)          12,185,800      21.0%        0              ---
William H. Patrowicz (6)   13,331,800      22.4%        0              ---
Harold Goldstein (7)       11,032,000      19.3%        0              ---
All Directors and
Executive Officers
as a Group (4 persons)(3)  53,115,763      54.8%        0              ---
________________________

1. Except as indicated below, all of such persons and entities have sole investment and voting power over the shares listed as being owned by them.

2. Cary B. Berman is the son of Larry Berman, the Chairman of the Company. Mr. Larry Berman has sole voting and dispositive power with respect to 200,000 shares held by Cary Berman until December 20, 1996. See "Certain Transactions".

3. Includes 1,013,628 shares of the Company's Series Z Preferred Stock. Each share of Series Z Preferred Stock is convertible into 50 shares of the Company's Common Stock after September 17, 1998, but is entitled to vote at the Meeting as if the shares were already converted.

4. Includes 286,636 shares of Series Z Preferred Stock which is equivalent to 14,331,800 shares of Common Stock entitled to vote at the Meeting.

5. Includes 239,716 shares of Series Z Preferred Stock which is equivalent to 11,985,800 shares of Common Stock entitled to vote at the Meeting.

6. Includes 266,636 shares of Series Z Preferred Stock which is equivalent to 13,331,800 shares of Common Stock entitled to vote at the Meeting.

7. Includes 220,640 shares of Series Z Preferred Stock which is equivalent to 11,032,000 shares of Common Stock entitled to vote at the Meeting.

                               PROPOSAL NO. 1

                           ELECTION OF DIRECTORS

     Unless otherwise specified, all Proxies received from the holders of Common Stock and the holders of Series Z Preferred Stock will be voted in favor of the election of Larry S. Berman, William H. Patrowicz, Harold Goldstein, and Cary Brett Berman, the four nominees. Directors shall be elected by the votes cast, in person or by proxy, at the Meeting. All nominees for Director are currently directors of the Company. The terms of the nominees expire at the Meeting and when their successors are duly elected and shall have qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies from the holders of Common Stock and the holders of Series Z Preferred Stock will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The following table sets forth the ages of the Directors and the positions they hold in the Company:

NAME                      AGE         POSITION WITH THE COMPANY

Larry S. Berman           62          Chairman, Chief Executive Officer,
                                      Secretary and Director.

William H. Patrowicz      48          President, Chief Operating Officer,
                                      Treasurer and Director

Harold Goldstein          65          Director

Cary B. Berman            36          Vice President and Director


     Larry S. Berman has served as Chairman, Secretary and Director of the Company since June 1992. Since 1982, Mr. Berman has been Vice President of Coastal Leasing and Investment, Inc. where he is responsible for restructuring and otherwise assisting companies raise debt and equity funds. Mr. Berman became a Director of the Company's subsidiary Country World Casinos, Inc. ("Country World") in May 1995. On October 12, 1995 Country World filed a voluntary bankruptcy petition under Chapter 11 Title II of the United States Code in the United States Bankruptcy Court, District of Colorado (Index No. 9520563RJB). Country World initiated this proceeding to avoid the public sale of its major assets and protect its shareholders as a result of a Colorado action requiring the sale of property in Blackhawk, Colorado to satisfy the claims of New Allied Development Corporation and TomnyKnocker Casino Corporation ("NADC/TKCC"). Country World submitted a plan of reorganization to the Court in May 1996 and, following a September 1996 hearing relating to the claims of NADC/TKCC, the Court issued an Order structuring the settlement of these claims. Mr. Berman also serves as Chairman of the Board, and Chief Executive Officer of the Company's private subsidiaries.

     William H. Patrowicz has served as President, Chief Operating Officer, Treasurer and Director of the Company since June 1992. From 1982 to December 1991, Mr. Patrowicz was employed by Gunnebo Fastening Corp., most recently as Senior Vice President of Operations. Mr. Patrowicz became Secretary, Treasurer and Director of Country World in April 1995. Mr. Patrowicz also serves as Vice-Chairman, Secretary and Treasurer of the Company's private subsidiaries. See Larry Berman's biography for information concerning certain legal proceedings to which Country World is a party.

     Harold Goldstein has served as a Director of the Company since March 1996. Since 1982, Mr. Goldstein has been President of Coastal Leasing and Investment, Inc., where he is responsible for restructuring and otherwise assisting companies raise debt and equity funds. Mr. Goldstein became a Director of Country World in May 1995. Mr. Goldstein also serves as a Director of the Company's private subsidiaries. See Larry Berman's biography for information concerning certain legal proceedings to which Country World is a party.

     Cary B. Berman served as a Sales Representative for the Company from December 1992 until December 1993 when he was promoted to Vice President of Retail Sales. Prior to joining the Company, Mr. Berman was President of Active American Apparel, Inc., a New York based clothing company, from 1985 to December 1992. Mr. Berman became a Director of Country World in May 1995.
Mr. Berman also serves as President and Director of the Company's private subsidiaries. See Larry Berman's biography for information concerning certain
legal proceedings to which Country World is a party.   Mr. Berman is the son
of Larry S. Berman.

     Each of the above Directors is a citizen of the United States of America, and none of the above Directors during the last five years have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), nor a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote for the election of each of the nominees.

MEETINGS

     For the fiscal year ended March 31, 1996, there were 18 meetings of the Board of Directors. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of New Jersey. The Board of Directors does not have a standing nominating committee.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company to its chief executive officer and each of its executive officers whose total cash compensation exceeded $100,000 for the fiscal periods ended March 31, 1996, 1995 and 1994, respectively:


Name and               Fiscal Year     Salary         Bonus     Other Annual
Principal Position                      ($)            ($)      Compensation

Larry Berman,             1994        26,000(1)         0            0
Chairman and Chief        1995       117,000(2)         0            0
Executive Officer         1996       156,000            0            0

William H. Patrowicz,     1994       104,000            0            0
President and Chief       1995       110,500(3)         0            0
Operating Officer         1996       130,000            0            0
____________________

(1) Until December 31, 1993, Mr. Berman served for no compensation. During the three months ended March 31, 1994, his compensation was equivalent to the compensation of Mr. Patrowicz.

(2) Includes a portion of a $156,000 annual salary which took effect January 1, 1995.

(3) Includes a portion of a $130,000 annual salary which took effect January 1, 1995.

     The value of personal benefits furnished to Mr. Patrowicz and Mr. Berman did not exceed 10% of their respective cash compensation.

     The Company has no stock option, defined benefit or restricted stock award plans at this time.

     The Company estimates that prior to January 1, 1994, Mr. Larry Berman spent approximately 5% to 10% of his time advising the Company with respect to its affairs. Since January 1, 1994, Mr. Berman has spent a substantial majority of his time in management activities relating to the Company. The Board of Directors of the Company has voted to give Mr. Berman a salary of $156,000 per year. Mr. Berman will not receive any compensation for previously rendered services.

DIRECTORS COMPENSATION

     Directors receive no fees or other compensation (other than reimbursement of travel expenses) for attendance at meetings of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company entered into a Consulting Agreement, dated August 12, 1994, with Alfred Abrams, the former Vice Chairman and Director of the Company, pursuant to which Mr. Abrams is to devote up to ten hours a week to soliciting business for the Company and participating in its marketing and long term planning efforts, among other things. The Consulting Agreement memorialized a verbal arrangement negotiated between the Company and Mr. Abrams in January 1994. Such agreement was terminated in December 1995.

     On August 22, 1995, Samanda, Inc. converted its remaining $30,000 debt into 30,000 shares of Series C Preferred Stock and on December 11, 1995 into 120,000 shares of Common Stock.

     In July 1995, Norlar, Inc. converted $100,000 of indebtedness into 100,000 shares of Series C Preferred Stock and in December 1995, converted such into 400,000 shares of Common Stock. Norlar, Inc. is a company owned by the Company's Chairman of the Board, Larry Berman and his wife.

     In July 1995, 75,000 shares of Series B Preferred Stock, held by Norlar, Inc., were converted into 450,000 shares of Series C Preferred Stock, pursuant to the terms thereof, and accordingly converted into 1,800,000 shares of Common Stock.

     In May 1995, in order to reduce the Company's indebtedness, the Company issued 50,000 shares of Series C Preferred Stock to Mr. Lloyd Kartchner, former CEO of Navtech, a wholly owned subsidiary of the Company, and former director of the Company, in exchange for the Company's note in the amount of $50,000. In October 1995, Mr. Kartchner converted such shares into 200,000 shares of the Company's Common Stock

     No underwriters were involved in connection with the above transactions and, consequently, there were no underwriting discounts or commissions.

     Mr. Cary Brett Berman, the son of Mr. Larry Berman, the Chairman of the Company, owns 200,000 shares of Common Stock. In July 1992, sole voting and dispositive power with respect to such stock was transferred to Mr. Larry Berman by a written instrument transferring such rights until May 1995, which date was subsequently extended to December 20, 1995, two years from the IPO and was again extended to December 20, 1996.

     On April 20, 1995, the Company acquired 5,000,000 shares of Common Stock of Country World, in exchange for the cancellation of $1,000,000 of indebtedness owed by Country World to the Company. The Company also acquired 16,667 shares of Country World Common Stock in a separate transaction for $50,000. Country World has purchased real estate located in the gaming district of Black Hawk, Colorado, on which it seeks to construct a Casino. In addition, the Company acquired an additional 2,250,453 shares of Common Stock of Country World from certain existing shareholders of Country World, in exchange for 744,592 shares of the Company's Common Stock. As of March 31, 1996, the Company owns 66.9% of the outstanding shares of Country World Common Stock and 55.4% of the total voting stock (Common and Preferred) of Country World.

     From December 1995 to March 1996, the Company sold 767,000 shares of its
Series E Convertible Preferred Stock for $10.00 per share.   This transaction
was done in accordance with Regulation S of the Securities Act of 1933. The Series E Preferred Stock is convertible into the Company's Common Stock at the lesser of 75% of the bid price on the date of closing or 65% of the bid price on the five days preceding the conversion date. The Company received net proceeds from this transaction of approximately $6,628,000. The proceeds were utilized for repayment of debt, settlement of litigation fees associated with securing financing for Country World Casinos, Inc. and working capital for the Company and Navtech.

     In December 1995, the Company committed to guaranty a $5 million loan for Country World for use in paying the secured and unsecured creditors of Country World. The loan is approved by the U.S. Bankruptcy Court for the District of Colorado and said funds are to be distributed in accordance with the Court's Order.

     In December 1995, the Company committed to guaranty a $27.35 million letter of intent for Country World in the form of permanent financing to replace construction financing for the largest casino in the state of Colorado, however, there can be no assurance that the closing of such financing will occur.

     On October 10, 1995, Phil B. Acton, Trustee of the Calvin Black Trust commenced a lawsuit against the Company in the United States District Court for the District of Utah, Central Division, case number 95CV 09305. This action seeks repayment of a promissory note in the principal amount of $500,000. On January 15, 1996 the Company, the Calvin Black Trust and Norlar, Inc. a corporation owned by Mr. Larry Berman, the Chairman and Chief Executive Officer of the Company, and his spouse, entered into a Sale and Forbearance Agreement pursuant to which The Calvin Black Trust sold to Norlar $250,000 of the indebtedness owed by the Company in exchange for $250,000 in cash from Norlar and Norlar agreed to deliver to the Calvin Black Trust upon the effectiveness of a Registration Statement, either 250,000 shares of the Company's Common Stock, or $500,000 worth of the Company's Common Stock whichever be greater. In exchange, The Calvin Black Trust agreed to forbear from taking any further actions for a period of six months from the date of
the Sale and Forbearance.   The Company will repay Norlar the $250,000 and
replace the shares of the Company's Common Stock that Norlar is required to deliver to The Calvin Black Trust pursuant to the terms of the Sale and Forbearance Agreement in either cash or the Company's securities as determined by the Company's Board of Directors. In April 1996, the Agreement was amended and the Trust was paid an additional $150,000 and Norlar agreed to deliver to the Trust, upon effectiveness of a Registration Statement, either 200,000 shares of the Company's Common Stock or $348,000 worth of the Company's Common stock, whichever be greater, for an extension of time to file a Registration Statement. In September 1996, the Agreement was amended and the Trust accepted Navtech's interest in RoomSystems, Inc. as full and final settlement for the debt.

     On January 24, 1996, the Company hired Corporate Relations Group, Inc. ("CRG") to act as the Company's financial public relations firm. The agreed fee for these services was $350,000 payable in cash or, at the Company's option 273,437 shares of the Company's Common Stock. Norlar, Inc. a company owned by Mr. Larry Berman, the Company's Chairman, and his spouse, assumed the Company's obligations under the agreement and transferred to CRG 273,437 shares of the Company's Common Stock. The Company has agreed to repay Norlar, Inc. at the discretion of the Board of Directors either $350,000 ($1.28 per share) or 273,437 shares of the Company's Common Stock prior to July 31, 1996. On February 26, 1996, the Company paid Norlar, Inc. $350,000 in lieu of issuing additional shares of stock.

     In April 1996, the Company filed a Certificate of Amendment to its Certificate of Incorporation pursuant to the provisions of Section 14A:7-2(2) of the New Jersey Business Corporation Act, to authorize the issuance of 555,000 of Preferred Stock of the Corporation to be designated Class Z Preferred Stock, $0.25 par value. Such designation was approved by the State in April 1996. In September 1996, the Company increased such designation to 1,050,000 shares. The reason for such authorization is due to the Company, its Board of Directors and management team as a whole, submitting on behalf of Country World to a licensing procedure enforced by the State of Colorado Gaming Commission. Under the terms of the licensing procedure, all parties must be licensed prior to opening operations of Country World Casinos and if there was to be a sudden change in control in the Board of Directors or management team, the Casino would be forced to close until new personnel could be licensed, quite possibly totally paralyzing Country World's proposed gaming operation. Therefore, in order to protect the shareholders investment, the Company has seen fit to file an Amendment to its Certificate of Amendment to its Certificate of Incorporation to authorize the Class Z Preferred Stock, which through its conversion will maintain the voting balance of the Company such that a take over and or buy out of large blocks of stock will not disrupt the planned building and licensing of Country World Casinos or disturb ongoing operations once the Casino is completed.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten-percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended March 31, 1996 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                              PROPOSAL NO. 2

             TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                    INCORPORATION TO CHANGE THE NAME OF THE
                       COMPANY TO "HOLLY HOLDINGS, INC."

     The Board of Directors deems it to be in the best interests of the Company to change the name of the Company from "Holly Products, Inc. to "Holly Holdings, Inc.". The Board of Directors believes that this name better describes the Company's current and planned operations. To effect this change in the Company's name, the Company's Certificate of Incorporation will be amended accordingly. A composite proposed amendment to the Company's Certificate of Incorporation effecting the changes set forth in proposals 2, 3, 4, 5 and 6 is annexed hereto as Exhibit A (the "Proposed Certificate of Amendment") to which reference is hereby made.

RECOMMENDATION AND VOTE

     The Board of Directors has approved the amendment to the Company's Certificate of Incorporation changing the name of the Company to "Holly Holdings, Inc." and unanimously recommends a vote for the approval of this proposal (Proposal No. 2). Such approval requires the affirmative vote of the holders of a majority of shares of Common Stock and Series Z Preferred Stock.


                                 PROPOSAL NO. 3

             TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
               INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE SPLIT
                         OF THE COMPANY'S COMMON STOCK

GENERAL

     The Board of Directors of the Company has adopted, subject to stockholder approval, a resolution proposing an amendment to the Company's Certificate of Incorporation to effect a reverse stock split (the "Reverse Stock Split") pursuant to which each ten shares of Common Stock ("Old Common Stock") will become one share of the Company's then outstanding common stock ("New Common Stock"). Reference is hereby made to the Proposed Certificate of Amendment annexed hereto as Exhibit A.

     The Certificate of Incorporation presently authorizes 50,000,000 shares of Common Stock, of which 46,162,615 shares were issued and outstanding on the Record Date.

PURPOSES OF THE REVERSE STOCK SPLIT

     The Common Stock is currently quoted on the NASDAQ Stock Market's Small-Cap Market System ("NASDAQ - SCMS"). The Company believes the Reverse Split is necessary to maintain its listing on NASDAQ-SCMS pursuant to the listing criteria established by NASDAQ. For continued inclusion on NASDAQ-SCMS, the minimum bid price per share is $1.00, provided however that an issuer shall not be required to maintain the $1.00 per share minimum bid price if it maintains market value of public float of $1,000,000 and $2,000,000 in capital and surplus (the "Alternative Criteria") . The closing bid price per share of the Common Stock as reported on the NASDAQ-SCMS on November 18, 1996 was $______. NASDAQ has announced rule proposals that will, among other things, either eliminate or significantly modify the Alternative Criteria in the near future, which given the current price of the Common Stock will result in the Company's Common Stock being delisted. It is expected that, as a result of the Reverse Split, the market price of the Common Stock should increase significantly, thereby enabling the Company to maintain its listing on NASDAQ-SCMS in the event that the Alternative Criteria is eliminated or significantly modified.

     The Board of Directors also believes that the current low per share price of the Common Stock as reported on the NASDAQ-SCMS has had a negative effect on the price and marketability of existing shares, the amount and percentage (relative to share price) of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares. Reasons for these effects include internal policies of certain institutional investors which prevent the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks.

     In addition, since brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs which are a higher percentage of the share price than would be the case if the share price were substantially higher. The Board of Directors also believes that the proposed Reverse Split will enhance the Company's flexibility in the future for financing, capitalization and acquisition needs. There can, however, be no assurance that any of the foregoing effects will occur.

THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF
THE COMMON STOCK AFTER THE PROPOSED REVERSE SPLIT WILL BE EQUAL TO THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE STOCK SPLIT OR THAT THE MARKET PRICE FOLLOWING THE REVERSE STOCK SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

     If proposal 3 is approved by the stockholders, the Reverse Stock
Split would become effective at such time as the Company files the Certificate of Amendment to the Certificate of Incorporation ("Certificate of Amendment") with the Secretary of State of New Jersey (the "Effective Date"). The Certificate of Amendment will be filed as soon as reasonably practicable after adoption and approval by the Company's stockholders. Upon the filing of the Certificate of Amendment, all of the Old Common Stock will be converted into New Common Stock as set forth in the Certificate of Amendment. The number of shares of New Common Stock will be rounded up to the nearest whole share as fractional shares will not be issued. From and after the Effective Date, certificates representing shares of Old Common Stock shall be deemed to represent only the right to receive shares of New Common Stock to which an individual stockholder is entitled.

CERTIFICATES AND FRACTIONAL SHARES

     As soon as practicable after the Effective Date, the Company will request all holders of Common Stock to return their stock certificates representing issued shares of Old Common Stock outstanding on the Effective Date ("Old Certificates") in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Common Stock have been converted ("New Certificates") as a result of the Reverse Split. Each stockholder will receive a letter of transmittal from the Company's transfer agent, Stock Trans, Inc., Ardmore, Pennsylvania (the "Transfer Agent"), containing instructions on how to exchange certificates Stockholders should not submit their old certificates to the transfer agent until they receive these instructions. In order to receive New Certificates, stockholders must surrender their Old Certificates pursuant to the transfer Agent's instructions, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require.

     Beginning with the Effective Date, each Old Certificate will, until surrendered and exchanged as described above, be deemed for all corporate purposes to evidence ownership of the whole number of shares of the Common Stock into which the shares evidenced by such Old Certificate have been amended.

     No fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split. In lieu of receiving fractional shares, stockholders who hold a number of shares not evenly divisible immediately prior to the Reverse Stock Split will be entitled to receive a whole share of New Common Stock for any fractional share at no additional cost. The number of shares of New Common Stock to be issued in connection with rounding up such fractional interest is not expected by management of the Company to be material.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

     The principal effect of the Reverse Stock Split will be to decrease the number of shares of Common Stock outstanding from 46,162,615 to approximately 4,616,262, before giving effect to the rounding up of fractional shares referred to above.

     The shares of New Common Stock will be fully paid and non-assessable. The relative voting and other rights of holders of the New Common Stock will not be altered by the Reverse Stock Split. The Company does not anticipate that the Reverse Stock Split will result in any material reduction in the number of holders of Common Stock. Certain stockholders' post-Reverse Stock Split holdings may include an "odd lot" number of shares. In general, it is somewhat more difficult to purchase or sell an odd-lot number of shares, and transactions in odd lots are subject to higher commissions and other transaction costs applicable to so-called odd lots.

     The number of shares subject to outstanding preferred stock, warrants and options, as well as the exercise price thereof, will be proportionately adjusted to reflect the Reverse Stock Split, to the extent each is set forth in the documents defining the holders of such securities rights.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., nonresident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them.

     The Company has not sought and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences of the Reverse Stock Split. However, the Company believes that because the Reverse Stock Split is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following effects:

     The amendment of shares of Old Common Stock to become share of New Common Stock should not result in recognition of gain or loss (except in the case of the portion of a whole share of New Common Stock attributable to the rounding up to the nearest whole number of shares of New Common Stock in lieu of fractional shares as described above). The holding period for the shares and portions of shares of New Common Stock will include the stockholder's holding period for his shares of Old Common Stock, provided that the shares of Old Common Stock were held as a capital asset. The portion of the shares of New Common Stock attributable to rounding up for fractional shares will have a holding period commencing on the Effective Date. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the shares of Old Common Stock, increased by the income or gain attributable to the rounding up to a whole number of shares as described herein. Shares of New Common Stock attributable to the rounding up to the nearest whole number of shares will be treated for tax purposes as if the fractional shares constitute a disproportionate dividend distribution. Such stockholders should generally recognize ordinary income to the extent of earnings and profits of the Company allocated to the portion of each share of New Common Stock attributable to the rounding up process, and the remainder of the gain, if any, shall be treated as received for the exchange of property.

RECOMMENDATION AND VOTE

     Assuming the presence of a quorum, the proposal to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split requires the approval by the holders of a majority of the outstanding shares of Common Stock and Series Z Preferred Stock. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be voted FOR such approval. The Board of Directors has approved the amendment to the Company's Certificate of Incorporation effecting a ten-for-one Reverse Stock Split of the Company's Common Stock and unanimously recommends a vote FOR the approval of the proposal to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split (Proposal No. 3).

                               PROPOSAL NO. 4

               TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES
              OF COMMON STOCK FROM 50,000,000 TO 150,000,000 SHARES


     The Company's Certificate of Incorporation currently authorizes 52,000,000 shares of capital stock comprised of 50,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 50,000,000 to 150,000,000. Reference is hereby made to the Proposed Certificate of Amendment annexed hereto as Exhibit A.

     As of November 19, 1996, there were 46,162,615 shares of Common Stock issued and outstanding. The Company is presently pursuing additional potential sources of equity capital and potential acquisitions, although no arrangements have been made to secure such capital or acquisitions. The Board of Directors believes that it is in the best interest of the Company and its shareholders that additional shares of Common Stock should be available to allow for capital formation and acquisitions.

     The Board also believes that the availability for issuance of a sufficient number of shares of its capital stock, including Common Stock, will provide the Company with greater flexibility to take advantage of favorable business opportunities and meet business needs as they arise, including the acquisition of other businesses in the future. There are no present plans or arrangements to effect any such acquisition. The issuance of additional shares of Capital Stock for capital formation purposes, or otherwise, will result in the dilution of the ownership interest of the current shareholders of the Company.

RECOMMENDATION AND VOTE

     Assuming the presence of a quorum, the proposal to amend to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock requires the affirmative vote of a majority of the votes cast by the holder of shares of Common Stock and Series Z Preferred Stock entitled to vote thereon. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, will be voted FOR such approval. The Board of Directors has approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock.

     The Board of Directors unanimously recommends a vote FOR the approval of the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock (Proposal No. 4).

EFFECTIVE DATE

     The effective date of the amendment to the Certificate of Incorporation set forth in this Proposal, if the required approval of shareholders is obtained, will be the date of the filing of the Certificate of Amendment in the office of the Secretary of State of New Jersey. The Certificate of Amendment will be filed as soon as reasonably practicable after adoption and approval of the proposal by the Company's shareholders.


                                PROPOSAL NO. 5

                 TO APPROVE THE COMPANY'S 1996 STOCK OPTION PLAN

     The Board of Directors of the Company has adopted the Holly Holdings, Inc. 1996 Stock Option Plan (the "Option Plan") and directed that it be presented to the stockholders for their approval and adoption. The Option Plan designates a Stock Option Committee to be appointed by the Board of Directors and authorizes the Stock Option Committee to grant or award to eligible participants of the Company and its subsidiaries and affiliates, until December 1, 2006, stock options for up to 1,000,000 shares of New Common Stock of the Company. Reference is hereby made to the Holly Holdings, Inc. 1996 Stock Option Plan which is annexed hereto as Exhibit B.

ELIGIBILITY

     Officers, Directors, consultants and other key employees of the Company, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of the Company, its subsidiaries and its affiliates are eligible to be granted stock options under the Option Plan.

ADMINISTRATION

     The Option Plan is administered by the Stock Option Committee to be appointed by the Board of Directors of the Company. The Stock Option Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Option Plan. The initial members of the Stock Option Committee consist of the entire Board of Directors.

STOCK OPTIONS

     The Option Plan permits the granting of non-transferable stock options which do not qualify as incentive stock options under Section 44 of the Internal Revenue Code of 1986. The option exercise price for each share covered by an option shall be determined by the Stock Option Committee but the price may not be less than 50% of the fair market value of a share on the date of grant. The term of each option will be fixed by the Stock Option Committee, but may not exceed 10 years and two days from the date of the grant.

LOAN PROVISIONS

     The Option Plan authorizes the Company, with the consent of the Stock Option Committee, to make or arrange for loans to participants in connection with the exercise of options granted under the Option Plan or the payment of Federal and State income taxes resulting from the granting or exercising of options or other awards under the Option Plan. The Stock Option Committee has full authority to decide whether to make such loans and to determine the term and provisions of any such loans including interest charged and repayment terms.

TRANSFER RESTRICTIONS

     Grants under the Option Plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.

TERMINATION OF BENEFITS

     In certain circumstances such as death, disability, and termination without cause, beneficiaries in the Option Plan may exercise stock options and receive the benefits of restricted stock grants following their termination, or their employment or tenure as a Director, as the case may be.

CHANGE OF CONTROL

     The Option Plan provides that (a) in the event of a "Change of Control" (as defined in the Option Plan), unless otherwise determined by the Stock Option Committee prior to such Change of Control, or (b) to the extent expressly provided by the Stock Option Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Option Plan), (i) all stock options (to the extent outstanding for at least six months) will become immediately exercisable; and (ii) the value of such options and awards, to the extent determined by the Stock Option Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Stock Option Committee. The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of the Company and, therefore, may adversely affect the market price of the common stock of the Company.

CONFILICT OF INTEREST

     The issuance of stock options could have a dilutive effect on the holders of the Company's outstanding shares of Common Stock. Further, the overhang of a significant number of shares of Common Stock subject to stock options could make it more difficult for the Company to obtain financing on favorable terms. The Board of Directors deemed the adoption of the Option Plan necessary to attract and retain qualified personnel for the Company' operations. Although there is an inherent conflict of interest in the Board of Directors who hold 54.8% of the voting shares approving this amendment, the Board of Directors considers these changes to be fair to the non-affiliated
shareholders of the Company.   In considering this proposal the Board of
Directors considered that the alternative to compensating management and consultants with non-incentive options is cash compensation. Since the Company is not in a financial position to attract and retain qualified personnel through the payment of high cash compensation, it believes that the use of stock options is in the best interests of all shareholders. The Board of Directors, in determining the fairness of the transaction, did not consider submitting this proposal to the disinterested shareholders for approval despite their potential conflict of interest in the granting of stock options and the lack of any statutory appraisal rights for dissenting shareholders.

RECOMMENDATION AND VOTE

     Assuming the presence of a quorum, the proposal to approve the Company's 1996 Stock Option Plan requires the approval by the holders of a majority of the outstanding shares of Common Stock and Series Z Preferred Stock. Proxies will be voted for or against such approval in accordance with the specification marked thereon and, if no specification is made, will be voted for such approval.

     The Board of Directors has approved the Company's 1996 Stock Option Plan and unanimously recommends a vote FOR the approval of the Company's 1996 Stock Option Plan. (Proposal No. 5)

                                PROPOSAL NO. 6

        TO APPROVE THE ISSUANCE OF FIVE SHARES OF THE COMPANY'S COMMON
               STOCK IN EXCHANGE FOR ONE SHARE OF THE COMPANY'S
                    SERIES D PREFERRED STOCK AND TO AMEND
           THE COMPANY'S CERTIFICATE OF INCORPORATION TO DELETE ANY
          REFERENCE TO, OR ANY PROVISION FOR THE CLASS OF AUTHORIZED
                STOCK DESIGNATED AS SERIES D PREFERRED STOCK

GENERAL

     In November 1994, the Company issued 402,500 shares of Series D 10% Cumulative Convertible Non-Redeemable Preferred Stock in an underwritten public offering at $10 per share. At the present time there are 389,975 shares of Series D Preferred Stock outstanding held by 15 recordholders.

     The Board of Directors has unanimously adopted, subject to the Series D Preferred stockholders approval, a resolution proposing to recapitalize the Company by deleting any reference to, or any provision for Series D Preferred Stock in the Company's Certificate of Incorporation (the "Recapitalization"). The Recapitalization, if approved, will be accomplished by the filing of the Certificate of Amendment and an exchange offer whereby the Company will exchange five shares of Old Common Stock as discussed in proposal 3, for one share of the Company's Series D Preferred Stock, or one share of New Common Stock for two shares of the Company's Series D Preferred Stock after the Reverse Stock Split. Reference is hereby made to the Proposed Certificate of Amendment annexed hereto as Exhibit A.

     The purpose of this proposal is to simplify the Company's capital structure, to streamline the Company's voting procedures, to eliminate accrued dividends which the Company at the present time is not legally permitted to pay, and to simplify and facilitate the issuance of additional securities, if, when and to what extent desired by the Company.

     As of the Record Date, the Company's authorized capital consists of; 50,000,000 shares of Common Stock, no par value, of which 46,162,615 shares were issued and outstanding, and 2,000,000 shares of Preferred Stock, of which 450,000 are designated as Series D, and 1,050,000 are designated Series Z. There were 389,975 shares of Series D Preferred Stock, and 1,013,628 shares of Series Z Preferred Stock issued and outstanding as of the Record Date.
Neither the Company nor any affiliate has purchased any shares of Series D Preferred Stock. Accordingly, neither the Company nor any affiliate, associate, majority owned subsidiary, has any beneficial interest in any shares of Series D Preferred Stock. The following discussion of Voting Rights, Dividends and Distributions, and Convertibility of shares of Series D Preferred Stock is qualified in its entirety by reference to the Company's Certificate of the Designation, Powers, Preferences and Rights of the Series D 10% Cumulative Convertible Non-Redeemable Preferred Stock filed with the Secretary of State of the State of New Jersey on October 14, 1994.

VOTING AND APPRAISAL RIGHTS

     Holders of the Series D Preferred Stock do not have any voting rights except for matters in which a vote of the Series D Preferred Stock is required by law and for matters involving (i) the increase or decrease in the aggregate number of authorized shares of Series D Preferred Stock, (ii) the increase or decrease in the par value of the Series D Preferred Stock, or (iii) the alteration of the preferences, powers or rights of the Series D Preferred Stock so as to affect them adversely. In the foregoing cases, the holders of the Series D Preferred Stock, voting as a class, are entitled to one vote per share, in the same manner as the Common Stock.

DIVIDENDS AND DISTRIBUTIONS

     The holders of the shares of the Series D Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $1.00 per share, in preference to dividends on Junior Securities (the Common Stock and all such equity securities of the Company to which the Series D ranks prior). No dividends are paid to the Series D Stockholders unless all accrued and unpaid dividends on all outstanding shares of Senior Securities have been or will be declared and paid or set apart for payment, without interest. Each such dividend is fully cumulative and accrues (whether or not declared), without interest. As of the Record Date, $140,875 of dividends have been paid to holders of Series D Preferred Stock and approximately $600,000 of dividends have been accrued, but not declared or paid.

     Upon voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series D Preferred shares are entitled to a return of an amount in cash equal to $10.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon (aggregating approximately $600,000 or $1.54 per share), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, provided, however, that the holders of outstanding shares of Series D Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of Senior Securities, if any, shall have been paid in full.

CONVERTIBILITY

     Currently, the Series D Preferred Stock is convertible, at the shareholders option, into two fully paid, non-assessable shares of the Company's Common Stock.

EFFECTS OF THE RECAPITALIZATION ON THE HOLDERS OF SERIES D PREFFERED STOCK

     If the Recapitalization is approved, each outstanding share of the Series D Preferred Stock will be converted into one-half share of New Common Stock (which is the equivalent of five shares of Old Common Stock) from and after the effective time of the amendment effectuating the Recapitalization.

Accordingly, holders of the Series D Preferred Stock will automatically become holders of the New Common Stock, and as such will lose the special rights and preferences of the Series D Preferred Stock as discussed above, including any right to accrued but undeclared dividends. The Company's Transfer Agent will be directed to treat certificates representing shares of the Series D Preferred Stock as representing shares of New Common Stock from and after the effective time of the Recapitalization and new certificates will be issued in the form of certificates representing shares of the New Common Stock upon the presentation of Series D Preferred Stock Certificates presented for transfer or exchange.

     If the Reverse Stock Split of the Common Stock which will be considered at the Meeting is approved, the shares of Common Stock received by the holders of the Series D Preferred Stock as a result of the reclassification will be reduced consistent with the terms of such Reverse Stock Split. The foregoing discussion assumes that the Reverse Stock Split which will be considered at this Meeting will be approved. See proposal 3 above. In the event the Reverse Stock Split is approved and the holders of Series D Preferred Stock do not approve the Recapitalization, each share of Series D Preferred Stock will be convertible into one-fifth of a share of New Common Stock (which is the equivalent of two shares of Old Common Stock).

CERTAIN MARKET INFORMATION

     The Company's Series D Preferred Stock is currently traded on the NASDAQ SmallCap Market and Boston Stock Exchange under the respective symbols "HOPRP" and "HOPP".

     The following table sets forth the high and low bid prices for such security as reported by the NASDAQ SmallCap Market during the quarter ended as indicated:

     Period                                   High               Low

     December 31, 1994                         $16               $11

     1995
     March 31, 1995                            16                 10
     June 30, 1995                             15 1/4             10
     September 30, 1995                        12                  5 1/2
     December 31, 1995                          8                  2 1/4

     1996
     March 31, 1996                             6                  2 5/8
     June 30, 1996                              4 1/2              2 3/4
     September 30, 1996                         2                    3/4

     On November 11, 1996, the closing bid price of the Series D Preferred Stock as reported by NASDAQ was $.84.

PURPOSES OF RECAPITALIZATION

     The outstanding shares of Series D Preferred Stock constitute a very small proportion of the Company's capital structure. Notwithstanding the small size of this class of securities, the Board of Directors believes that the existence of the Series D Preferred Stock together with the accrued but unpaid dividend has a disproportionate negative impact upon the ability of the Company to raise additional equity capital. It is believed that the simplification of the capital structure resulting from the proposed elimination will facilitate the issuance of additional equity securities and, to the extent thought desirable by the Board, enable the Company to raise capital through the issuance of such additional equity securities more efficiently and economically. There can be no assurance that any offering will be attempted or, if attempted, that it will be successful. The elimination of the Series D Preferred Stock will also streamline and lessen the cost of shareholder votes on items which would otherwise require a class vote by holders of the Series D Preferred Stock.

     The Board of Directors considered several alternatives to the Recapitalization including offering a lesser number of shares of New Common Stock in exchange for Series D Preferred Stock and proposing a cash redemption. The Company is not presently in a position to pay what the Board of Directors deems to be a reasonable cash redemption.

TAX CONSEQUENCES

     If the proposal regarding the elimination of the Series D Preferred Stock into Common Stock is approved, the conversion of the Series D Preferred Stock into Common Stock pursuant to the Amended Certificate of Incorporation would be treated as a recapitalization under Section 368 of the Internal Revenue Code. Accordingly, neither the Company nor its shareholders would recognize gain or loss for federal income tax purposes, except that a shareholder who receives cash in lieu of fractional shares would be taxed on the receipt of the cash as though same were a dividend (ordinary income). Each shareholder's basis in, and holding period for, his shares of Series D Preferred Stock prior to the conversion would carry over to the Common Stock received upon the conversion.

     The foregoing is only a brief summary of the anticipated tax effects of the proposed reclassification under current federal law. Shareholders are encouraged to consult with their own tax advisors regarding the effects of these transactions under applicable federal, state, local and foreign tax laws and regulations.

FAIRNESS OF THE RECAPITALIZATION

     The Board of Directors believes the Recapitalization  is fair to holders
of the Series D Preferred Stock and Common Stock taken as a whole.       The
principle factors considered in determining the fairness of the Recapitalization are the historical and current market prices of the Series D Preferred Stock. Such factors as net book value, going concern value, and liquidation value, were not given significant weight because the Company's net tangible book value at June 30, 1996 was $753,872 and a substantial portion of that book value is subject to a claim of senior security holders of the Company's subsidiary, Country World.

     The shares of Series D Preferred Stock trade only sporadically as compared to an average daily trading volume of approximately 800,000 shares of Common Stock during the 30 day period ended November 12, 1996. Without the changes contemplated by the Recapitalization, each share of Series D Preferred Stock is convertible into two shares of Old Common Stock (which at the closing bid price of November 12, 1996 equals $.75). If the holders of the Series D Preferred Stock approve the Recapitalization, each share of Series D Preferred Stock would be converted into five shares of Old Common Stock (which at the closing bid price of November 12, 1996 has a market value of $1.875). However, there is no assurance that the current market price will be sustained following the Reverse Stock Split, see proposal 3. In making this analysis, the Board of Directors did not rely on any report, opinion or appraisal of any third party and the Board of Director is not aware of any firm offer made by any person during the 18 month period preceding the date of this Proxy Statement for any merger or consolidation of the Company into or with any such person, the sale or transfer of any substantial part of the assets of the Company, or control securities of the Company, other than the issuance of Series Z Convertible Preferred Stock to certain officers and directors of the Company. See Certain Relationships and Related Transactions.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     For the reasons set forth above, the Board of Directors recommends that shareholders FOR the proposed Recapitalization of the Series D Preferred Stock (Proposal No. 6).

REQUIRED SHAREHOLDER VOTE

     Approval of the proposed Recapitalization of the Series D Preferred Stock will require the affirmative vote of a majority of the outstanding shares of the Series D Preferred Stock, present in person or proxy and voting at the Annual Meeting.


                                PROPOSAL NO. 7

               TO RATIFY THE SELECTION OF MOORE STEPHENS CPA'S AS
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has recommended that Moore Stephens CPA's be retained as the Company's Independent Certified Public Accountants for the fiscal year ended March 31, 1997. In the event the stockholders do not ratify the retention of Moore Stephens, CPA's, the selection of other Independent Certified Public Accountants will be considered by the Board of Directors. A representative of the firm of Moore Stephens, CPA's is expected to be present at the meeting and will be available to respond to appropriate questions.
They will be given an opportunity to make a statement if they desire to do so.

RECOMMENDATION AND VOTE

     The affirmative vote of the holders of a majority of the shares of Common Stock and Series Z Preferred Stock present in person and by proxy and voting at the Meeting is required for ratification of the selection of Independent Certified Public Accountants.

     The Board of Directors has approved the selection of Moore Stephens and unanimously recommends a vote FOR ratification of the selection of Moore Stephens, CPA's (Proposal No. 7).

                            SHAREHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Shareholders of the Company, shareholder proposals for such meeting must be submitted to the Company no later than April 15, 1997.

                               ANNUAL REPORT

     All Shareholders of record as of November 19, 1996 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996. Such report contains certified consolidated financial statements of the Company for the fiscal year ended March 31, 1996.

                               OTHER BUSINESS

     There is no matter other than those described above, so far as is known to the management of the Company, at the date of this proxy statement, to be acted on at the meeting. It is intended, however, if other matters come up for action at said meeting or any adjournments thereof, that the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.

                           FINANCIAL INFORMATION

     The following materials included in this mailing contain financial disclosure regarding proposal 3, 4 and 6:

     (1)     Form 10-K for the fiscal year ended March 31, 1996;

     (2)     Form 10-Q for the period ended September 30, 1996;

     (3) Exhibit C - Statement of Ratio of Earnings to Fixed Charges for Each of the fiscal Year's ended March 31, 1996 and 1995, and the six month period ended September 30, 1996 and 1995, and book value per share at March 31, 1996 and 1995, and at September 30, 1996 and 1995.

COST OF SOLICITATION

     The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

     The following is a statement of estimated expenses to be incurred by the Company in connection with the Proposals contained within this Proxy Statement, including Proposal Number 6:

     Filing Fee                                     $     170.62
     Legal Expenses                                    30,000.00
     Accounting Expenses                               10,000.00
     Reimbursement of Mailing Expenses                 25,000.00
     Printing Expense                                  10,000.00
     Miscellaneous                                      5,000.00

     Total Estimated Expenses                         $80,170.62



                                             By Order of the Company,

                                           __/s/Larry S. Berman____________
                                             Larry S. Berman
                                             Chairman, CEO & Secretary

Dated:     Bala Cynwyd, Pennsylvania
           November 25, 1996

Exhibits

A - Proposed Certificate of Amendment
B - Proposed Holly Holdings 1996 Stock Option Plan
C - Statement of ratio of earnings to fixed charges and book value per share

                          CERTIFICATE OF AMENDMENT
                                   TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                             HOLLY PRODUCTS, INC.

TO:  The Secretary of State
     State of New Jersey

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:


                                     I

     The name of the Corporation is:  Holly Products, Inc. ("the
Corporation").


                                    II

     The following amendments to the Certificate of Incorporation were approved by the directors and thereafter duly adopted by the shareholders of the Corporation, pursuant to votes cast by stockholders representing an aggregate of _________ shares of Common Stock and an aggregate of ________ shares of Series Z Preferred Stock, and an aggregate of ____________ shares of Series D Preferred Stock, at the Corporation's Annual Meeting on the 20th day of December 1996.

2.1  (a)     RESOLVED, that Article One of the Certificate of Incorporation be deleted and the following be substituted in lieu thereof:

          "The name of the Corporation is:  Holly Holdings, Inc."

     (b) The number of shares entitled to vote at the time of the adoption of this amendment was _______ shares of Common Stock and _______ shares of Series Z Preferred Stock.

     (c) The number of shares of Common Stock and Series Z Preferred Stock, voting as a single class, for and against such amendment is as follows:

        Number of Shares Voting               Number of Shares Voting
             For Amendment                       Against Amendment

               ________                              ________

     (d)     This Amendment is to be effective on the date hereof.

2.2  (a)     RESOLVED, that the first sentence of the first paragraph of
Article FOURTH of the Certificate of Incorporation be deleted and the following substituted in lieu thereof:

          "This Corporation is authorized to issue One Hundred Fifty Million (150,000,000) shares of Common Stock, no par value."

     (b) The number of shares entitled to vote at the time of the adoption of this amendment was __________ shares of Common Stock and _________ of Series Z Preferred Stock.

     (c) The number of shares of Common Stock and Series Z Preferred Stock, voting as a single class, for and against such amendment is as follows:

         Number of Shares Voting               Number of Shares Voting
              For Amendment                       Against Amendment

                ________                              ________

     (d)     This Amendment is to be effective on the date hereof.

2.3  (a)     RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended by adding the following to the end thereof:

          " Each ten shares of Common Stock, no par value, issued and outstanding as of December 20, 1996 ("Old Common Stock") shall be changed and re-classified into one fully paid and non-assessable share of Common Stock, with no par value ("New Common Stock"). The Capital account of the Corporation shall not be increased or decreased by such change and re-classification. To reflect the said change and re-classification, each certificate representing Old Common Stock ("Old Common Stock Certificate") shall represent one-tenth the number of shares of New Common Stock. The holder of record of the Old Common Stock Certificate shall be entitled to receive a new certificate representing the New Common Stock equal to one-tenth the number of shares of the Old Common Stock Certificate."

     (b) The number of shares entitled to vote at the time of the adoption of this amendment was _______ shares of Common Stock and ______ shares of Series Z Preferred Stock.

     (c) The number of shares of Common Stock and Series Z Preferred Stock, voting as a single class, for and against such amendment is as follows:

        Number of Shares Voting               Number of Shares Voting
             For Amendment                       Against Amendment

               ________                              ________

(d)     This Amendment is to be effective on the date hereof.

2.4  (a)     RESOLVED, that Article FOURTH of the Certificate of Incorporation be amended by adding the following to the end thereof:

          "Each two shares of Series D Preferred Stock issued and outstanding as of December 20, 1996 shall be changed and re-classified into one fully paid and non-assessable share of New Common Stock. To reflect this change and re-classification, each certificate representing two shares of Series D Preferred Stock shall represent one share of New Common Stock. Any reference to, or provision for, Series D Preferred Stock is hereby deleted, and the Series D Preferred Stock is deemed eliminated."

     (b) The number of shares of Series D Preferred Stock entitled to vote at the time of the adoption of this amendment was ______________.

     (c) The number of shares of Series D Preferred Stock voting for and against such amendment is as follows:

          Number of Shares Voting               Number of Shares Voting
            For Amendment                       Against Amendment

              ________                              ________



     (d)     This Amendment is to be effective on the date hereof.



     IN WITNESS WHEREOF, Holly Products, Inc. has caused this certificate to be signed by it's Chief Executive Officer and attested by its Secretary this ______ day of December, 1996.

                                             Holly Products, Inc.



                                             By:   /s/William H. Patrowicz
                                         Attest:   William H. Patrowicz,
                                                   President



By:   /s/Larry S. Berman
      Larry S. Berman,
      Chief Executive Officer and Secretary

                             HOLLY HOLDINGS, INC.
                            1996 STOCK OPTION PLAN


1.   NAME AND PURPOSE.

     The name of this plan is the HOLLY HOLDINGS, INC. 1996 Non-
Qualified Stock Option Plan (the "Plan"). The purpose of this Plan is to enable HOLLY HOLDINGS, INC. (the "Company") and its Subsidiaries and Affiliates to attract and retain employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees and directors to participate in the long-term success and growth of the Company through an equity interest in the Company.


2.   DEFINITIONS.

     For purposes of this Plan, the following terms shall be defined as set forth below:

     "Affiliate" means any corporation (other than a subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a ten percent (10%) beneficial ownership interest.

     "Board" means the Board of Directors of the Company.

     "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful or grossly negligent action which is demonstrably inimical to the interests, business or reputation of the Company or any Subsidiary or Affiliate.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "Committee" means the Stock Option Committee of the Board, whose members shall be appointed from time to time by the Board. If at any time no Committee shall be in existence, the functions of the Committee specified in this Plan shall be exercised by the Board.

     "Commission" means the Securities and Exchange Commission.

     "Company" means HOLLY HOLDINGS, INC., a corporation organized under the laws of the State of New Jersey (or any successor corporation).

     "Disability" means total and permanent disability as determined under the Company's long term disability program.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

     "Fair Market Value" means, as of any given date, the closing price of the Stock on such date on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market System, or if not then traded or listed on that system, on the securities trading system or stock exchange on which the Stock is then primarily traded or listed; or if the stock is not traded or listed on an exchange the average of the reported bid and ask price on such date.

     "Non-Qualified Stock Option" means any Stock Option issued pursuant to this Plan.

     "Normal Retirement," solely for the purpose of this Plan means retirement from active employment with the Company, any Subsidiary, and any Affiliate on or after age 62.

     "Plan" means this 1996 Stock Option Plan.

     "Retirement" means Normal Retirement.

     "Stock" means the common stock of the Company.

     "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


3.   ADMINISTRATION.

     This Plan shall be administered by the Committee to be appointed by the Board of Directors of the Company. The initial members of the Stock Option Committee consist of the entire Board of Directors. The Committee shall have the power and authority to grant options to eligible participants, pursuant to the terms of this Plan. In particular, the Committee shall have the authority to:

     3.1 Select the officers, directors, consultants and other key employees of the Company, its Subsidiaries, and its Affiliates to whom Stock Options from time to time will be granted hereunder;

     3.2 Determine whether and to what extent Stock Options are to be granted hereunder;

     3.3 Determine the number of shares of Stock to be covered by each such award granted hereunder;

     3.4 Determine the terms and conditions, not inconsistent with the terms of this Plan, of any award granted hereunder, including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Committee may determine, in its sole discretion;

     3.5 Determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of a participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

     3.6 Adopt, alter, and repeal such administrative rules, guidelines, and practices governing this Plan as it shall, from time to time, deem advisable;

     3.7 Interpret the terms and provisions of this Plan and any award issued under this Plan (and any agreements relating thereto); and

     3.8  Otherwise supervise the administration of this Plan.

     All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company and participants in this Plan.


4.   STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for distribution under this Plan shall be 1,000,000 shares of post 10 for 1 reverse split Common Stock of the Company ("New Common Stock").
Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of New Common Stock that have been optioned cease to be subject to option, those shares shall again be available for distribution in connection with future awards under this Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the New Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under this Plan, in the number and option price of shares subject to outstanding Stock Options granted under this Plan, in such manner as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

5.   ELIGIBILITY.

     5.1 Officers, Directors, consultants and other key employees of the Company, its Subsidiaries or its Affiliates who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options.

     5.2 The optionees and participants under this Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant to an optionee or participant.


6.   STOCK OPTIONS.

     Stock Option(s) granted under this Plan shall be in such form as the Committee from time to time approves, and the provisions of Stock Option awards need not be the same with respect to each optionee.

     The Stock Options granted under this Plan shall be Non-Qualified Stock Options. The Committee shall have the authority to grant any optionee Stock Options.

     Stock Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

     6.1 Option Price. The option price per share of New Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 50% of the Fair Market Value of the New Common Stock on the date of the grant of the Stock Option.

      6.2 Option Term.The term of each Stock Option shall be fixed by the Committee, and no Stock Option shall be exercisable later than 10 years and two days after the date such Stock Option is granted.

     6.3 Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant; provided, however, that, except as provided in Sections 6.6, 6.7, and 6.8, unless otherwise determined by the Committee at grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion.

     6.4 Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument or mode of payment as may be acceptable to the Committee. Payment in full or in part may also be made in the form of Stock already owned (by the optionee based on the Fair Market Value of the stock on the date the Option is exercised). No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have the right to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for those shares.

     6.5 Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     6.6  Termination by Death.   Unless otherwise determined by the Committee
          at grant, if an optionee's employment with the Company, any Subsidiary, and any Affiliate terminates by reason of his death, the Stock Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee or by the heir of the optionee under the laws of descent and distribution, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     6.7 Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term or such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of three months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter.

     6.8 Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of three months from the date of such death or for the stated term of the Stock Option, whichever period is the shorter.

      6.9 Other Termination.Unless otherwise determined by the Committee at grant, if an optionee's employment with the Company, any Subsidiary and any Affiliate terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such optionee shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months from the date of termination or the balance of such Stock Option's term if the optionee's employment with the Company, any Subsidiary and any Affiliate is involuntarily terminated by the optionee's employer without Cause.


7.   LOAN PROVISIONS.

     With the consent of the Committee, the Company may make, guarantee, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option granted under this Plan and/or with respect to the payment by optionee of any or all federal and/or state income taxes due on account of the granting or exercise of any stock option or other awards hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

8.   AMENDMENTS AND TERMINATION.

     The Board may amend, alter, or discontinue this Plan, but no amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or participant under a Stock Option award theretofore granted, without the optionee's or participant's consent, or which without the approval of the stockholders would:

     8.1 Except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of this Plan;

     8.2 Decrease the option price of any Stock Option; to less than 100% of the Fair Market Value on the date of the granting of the option;

     8.3 Change the participants or class of participants eligible to participate in this Plan;
 or

     8.4  Extend the maximum option period under Section 6.2 of the Plan.

     The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted Stock
Options having higher option prices.

9.   UNFUNDED STATUS OF PLAN.

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of an unsecured, general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver New Common
Stock or payments in lieu of or with respect to awards hereunder;
provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of this Plan.

10.  CHANGE OF CONTROL.

     The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section:

     10.1 In the event of a "Change of Control," as defined in Section 11.2, unless otherwise determined by the Committee or the Board in writing at or after grant, but prior to the occurrence of the Change of Control, or, if and to the extent so determined by the Committee or the Board in writing at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination) in the event of a "Potential Change of Control," as defined in Section 11(c):

     (a) Any Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested;

     (b) All outstanding Stock Options shall, to the extent determined by the Committee at or after grant, be canceled and the holder thereof shall be paid in cash therefor on the basis of the "Change of Control Price" (as defined in Section 10.4) as of the date that the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control.

     10.2 For Purposes of Section 10.2, a "Change of Control" means the happening of any of the following:

     (a) When any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, or any Company employee benefit plan, including its trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities;

     (b) The occurrence of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of
         Schedule 14A of Regulation 14A of the Commission under the Exchange
         Act;

     (c) The occurrence of a transaction requiring stockholder approval for the acquisition of the company by an entity other than the Company or a Subsidiary, through purchase of assets, or by merger, or otherwise;

     (d) The dissolution of the Company; or

     (e) The sale by the Company of substantially all of its assets.

     10.3  For purposes of Section 10.1, a "Potential Change of
Control" means the happening of any of the following:

     (a) The entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in Section 10.2;

     (b) The public announcement by any person (including the Company) of an intention to take or consider taking actions which, if consummated, would constitute a Change in Control; or

     (c) The adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

     10.4 For purposes of this Section, "Change of Control Price" means the highest price based upon the Fair Market Value per share or the price paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty day period as determined by the Committee.

11.  GENERAL PROVISIONS.

     11.1 All certificates for shares of New Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission or the National Association of Securities Dealers, Inc., any stock exchange upon which the New Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     11.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan shall not confer upon any employee of the Company, any Subsidiary or any Affiliate, any right to continued employment (or, in the case of a director, continued retention as a director) with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

     11.3 Each participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under this Plan shall be conditioned on such payment or arrangements and the Company (and, where applicable, its Subsidiaries and Affiliates) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     11.4 At the time of grant or purchase, the Committee may provide in connection with any grant or purchase made under this Plan that the shares of New Common Stock received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to the provisions of Section 10 and to such other terms and conditions as the Committee may specify at the time of grant.

     11.5 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

12.  EFFECTIVE DATE OF PLAN.

     This Plan shall be effective on the date it is approved by a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

13.  TERM OF PLAN.

     No Stock Option shall be granted pursuant to this Plan on or after the tenth anniversary of the date of stockholder approval, but awards theretofore granted may extend beyond that date.

                         CERTIFICATION OF ADOPTION


     I, Larry Berman, Secretary of HOLLY HOLDINGS, INC., hereby certify that the foregoing is a true and correct copy of the 1996 Stock Option Plan of the Company as adopted by the Board of Directors of the Company at a special meeting held on ________________, 1996 and by the Stockholders of the Company at an annual meeting held on December 20, 1996.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Company this ___________________, 1996.



                                        __/s/Larry Berman______________
                                          Larry Berman, Secretary

PROXY

                           HOLLY PRODUCTS, INC.
                     ANNUAL MEETING OF STOCKHOLDERS
                            DECEMBER 20, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLLY PRODUCTS,
INC.   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Holly Products, Inc. (the "Company") hereby appoints Larry Berman and William Patrowicz, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 888 Chesterbrook Boulevard, Wayne, Pennsylvania on Friday, December 20, 1996 at 11:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

1.   To elect four Directors.
                                                For       Withhold
     Larry Berman                             [    ]       [    ]
     William Patrowicz                        [    ]       [    ]
     Harold Goldstein                         [    ]       [    ]
     Cary Berman                              [    ]       [    ]


                                               For        Against    Abstain

2.   To amend the Company's Certificate of    [    ]      [    ]      [    ]
     Incorporation to change the name of the
     Company to "Holly Holdings, Inc."

3.   To amend the Company's Certificate of    [    ]      [    ]      [    ]
     Incorporation to reflect a one-for-ten
     reverse stock split of the Company's
     Common Stock.

4.   To amend the Company's Certificate of    [    ]      [    ]      [    ]
     Incorporation to increase the number of
     authorized shares of the Company's
     Common Stock from 50,000,000 to 150,000,000.


5.   To approve the Company's 1996 Stock      [    ]      [    ]      [    ]
     Option Plan


7.   To ratify the selection of Moore,        [    ]      [    ]      [    ]
     Stephens CPA's P.C. as independent
     public accountants of the Company for
     the fiscal year ending March 31, 1997.

8.   The proxies are authorized to vote as    [    ]      [    ]      [    ]
     they determine in their discretion
     upon such other matters as may
     properly come before the meeting.

This Proxy will be voted for the choices specified. If no choice is specified for Items 1, 2, 3, 4 and 5, this Proxy will be voted FOR these items.

The undersigned hereby acknowledged receipt of the Notice of Annual Meeting and Proxy Statement dated November 25, 1996.



PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED
ENVELOPE.


DATED:______________________         ________________________________________
                                     [Signature]



                                     ________________________________________
                                     [Signature if jointly held]



                                     ________________________________________
                                     [Printed Name]


Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

PROXY

                           HOLLY PRODUCTS, INC.
                     ANNUAL MEETING OF STOCKHOLDERS
                            DECEMBER 20, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLLY
PRODUCTS, INC.   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN
ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of Holly Products, Inc. (the "Company") hereby appoints Larry Berman and William Patrowicz, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 888 Chesterbrook Boulevard, Wayne, Pennsylvania on Friday, December 20, 1996 at 11:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

                                               For        Against    Abstain

6.   To consider and act upon a proposal to   [    ]      [    ]      [    ]
     issue five pre-split shares of the
     Company's Common Stock in exchange for
     one share of the Company's Series D
     Preferred Stock and to amend the
     Company's Certificate of Incorporation
     to delete any reference to, or any
     provision for, the class of authorized
     stock designated as Series D Preferred
     Stock


This Proxy will be voted for the choices specified. If no choice is specified for Items 1, 2, 3, 4 and 5, this Proxy will be voted FOR these items.

The undersigned hereby acknowledged receipt of the Notice of Annual Meeting and Proxy Statement dated November 25, 1996.



PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED
ENVELOPE.


DATED:______________________         ________________________________________
                                     [Signature]



                                     ________________________________________
                                     [Signature if jointly held]



                                     ________________________________________
                                     [Printed Name]


Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.